Exhibit 99.1

Constellation Acquisition Corp I Announces Pricing of $300 Million Initial Public Offering

New York – January 26, 2021 – Constellation Acquisition Corp I (“Constellation” or the “Company”) announced today that it priced its initial public offering of 30,000,000 units at $10.00 per unit. The units are expected to be listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “CSTA.U” beginning on January 27, 2021. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and redeemable warrants are expected to be listed on NYSE under the symbols “CSTA” and “CSTA WS,” respectively.

The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to pursue a target in Europe or in North America that has a proven business model delivering sustainable competitive advantages, combined with substantial growth opportunities and is at an inflection point in their development. The Company will only consider companies that qualify as ESG. Constellation’s founders include Klaus Kleinfeld (Chief Executive Officer), Martin Weckwerth (Investment Officer), Thomas Stapp (Chief Financial Officer), Stefan Benz (External Advisor, Legal), Niklas Einsfeld (External Advisor) and Michael Wunderlich (External Advisor). In addition, Constellation is supported by Christoph Zeiss, founding partner of the highly recognized executive search firm “Heads”, who will contribute to Constellation’s future success with his extensive network and talent expertise.

Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC are acting as the book-running managers of the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 4,500,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Department, 60 Wall Street, New York, New York 10005, telephone: 800-503-4611 or email: prospectus.cpdg@db.com and Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick, 2nd Floor, New York, New York 10014, telephone: 866-718-1649 or email: prospectus@morganstanley.com.

A registration statement relating to the securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 26, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact

Klaus Kleinfeld

Email: ir@constellationacquisition.com

Phone: (914) 615-9912

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